SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to Section 240.14a-12

Johnson Outdoors Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JOHNSON OUTDOORS INC.

555 MAIN STREET

RACINE, WISCONSIN 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 26, 2005

To the Shareholders of

JOHNSON OUTDOORS INC.:

The annual meeting of Shareholders of Johnson Outdoors Inc. will be held on Tuesday, July 26, 2005 at 10:00 a.m., Central time, at the Golden Rondelle Theatre, located at 1525 Howe Street, Racine, Wisconsin, for the following purposes:

1.	To elect six directors to serve for the ensuing year.

2.	To consider and act upon a proposal to approve an amendment to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan (the “2000 Plan”), which increases the aggregate number of shares of Class A common stock available to be granted as awards under the 2000 Plan from 600,000 shares to 1,000,000 shares.

3.	To consider and act upon a proposal to approve an amendment to the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan (the “1987 Plan”), which increases the aggregate number of shares of Class A common stock reserved for issuance under the 1987 Plan from 210,000 shares to 270,000 shares.

4.	To consider and act upon a proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan (the “Cash Bonus Plan”).

5.	To consider and act upon a shareholder proposal to consider cumulative voting of the Class A common stock.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on Friday, June 3, 2005 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of Class A common stock, voting as a separate class, are entitled to elect two directors and holders of Class B common stock, voting as a separate class, are entitled to elect the remaining directors. Holders of Class A common stock and Class B common stock will vote together as a single voting group on the proposals to amend the 2000 Plan, to amend the 1987 Plan, to amend and restate the Cash Bonus Plan and to consider cumulative voting of the Class A common stock.

Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy in the accompanying self-addressed postage pre-paid envelope or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares) as soon as possible.

By Order of the Board of Directors

Alisa Swire

Secretary

Racine, Wisconsin

June 30, 2005

JOHNSON OUTDOORS INC.

555 Main Street

Racine, Wisconsin 53403

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held July 26, 2005

This Proxy Statement, which is first being mailed to shareholders on or about June 30, 2005 to shareholders of record as of the close of business on June 3, 2005, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Outdoors Inc. (the “Company”) to be used at the Annual Meeting of Shareholders of the Company to be held on Tuesday, July 26, 2005 at 10:00 a.m., Central Time, at the Golden Rondelle Theatre, located at 1525 Howe Street, Racine, Wisconsin, and at any adjournment or postponement thereof (the “Annual Meeting”).

You may vote by attending the Annual Meeting and voting in person by ballot, by completing the enclosed proxy card and then signing, dating and returning it in the postage pre-paid envelope provided or by completing your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet. Submitting a proxy now will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If you submit a proxy without giving voting instructions, the persons named as proxies on the proxy card will vote your shares FOR the election of the directors named in this Proxy Statement, FOR approval of the amendment to the Johnson Outdoors Inc. 2000 Long-Term Incentive Plan ( the “2000 Plan”), FOR approval of the amendment to the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan (the “1987 Plan”), FOR approval to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan (the “Cash Bonus Plan”) and AGAINST the proposal to consider cumulative voting of the Class A common stock.

As of the date of this Proxy Statement, the Company does not expect a vote to be taken on any matters at the Annual Meeting other than the proposals set forth in the Notice of Annual Meeting of Shareholders. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place. The individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting.

If you hold shares of the Company’s common stock as a participant in the Company’s 401(k) Retirement and Savings Plan, the trustee for the Retirement and Savings Plan will vote the shares you hold through the plan as you direct. The Company will provide plan participants who hold Company common stock through the plan with forms on which participants may communicate their voting instructions. If voting directions are not received for shares held in the Retirement and Savings Plan, those shares will be voted as “Abstentions.”

You may revoke your proxy at any time before it is actually voted by giving notice in writing to the Secretary of the Company, by requesting a ballot at the Annual Meeting and voting in person or by submitting a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian. If a shareholder properly signs and returns the proxy card but does not specify how to vote, then the shareholder’s shares will be voted in FAVOR of the election of the directors listed in the enclosed proxy, in FAVOR of the proposed amendment to the 2000 Plan, in FAVOR of the proposed amendment to the 1987 Plan, in FAVOR of the proposal to amend and restate the Cash Bonus Plan and AGAINST the proposal to consider cumulative voting of the Class A common stock.

Telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the shareholder must bear.

The record date for shareholders entitled to notice of and to vote at the Annual Meeting is June 3, 2005. On the record date, the Company had outstanding and entitled to vote 7,696,081 shares of Class A common stock and 1,221,715 shares of Class B common stock. Holders of Class A common stock, voting as a separate class, elect two directors and are entitled to one vote per share for directors designated to be elected by holders of Class A common stock. Holders of Class B common stock elect the remaining directors and are entitled to one vote per share for directors designated to be elected by holders of Class B common stock. Holders of Class A common stock and Class B common stock vote together as a single voting group on the proposals to amend the 2000 Plan, to amend the 1987 Plan, to amend and restate the Cash Bonus Plan and to consider cumulative voting of the Class A common stock, and the holders of Class A common stock are entitled to one vote per share on these proposals, while the holders of the Class B common stock are entitled ten votes per share on these proposals.

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company’s Articles of Incorporation provide that holders of Class A common stock have the right to elect 25% or the next highest whole number of the authorized number of directors and the holders of Class B common stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A common stock will elect two directors and holders of Class B common stock will elect four directors. Terry E. London and John M. Fahey, Jr. (the “Class A Directors”) are the nominees designated to be voted on by the holders of Class A common stock, and Helen P. Johnson-Leipold, Thomas F. Pyle, Jr., Gregory E. Lawton and W. Lee McCollum (the “Class B Directors”) are the nominees designated to be voted on by the holders of Class B common stock.

Proxies received from holders of Class A common stock will, unless otherwise directed, be voted for the Class A Directors and proxies received from holders of Class B common stock will, unless otherwise directed, be voted for the Class B Directors. Proxies of holders of Class A common stock cannot be voted for more than two persons and proxies of holders of Class B common stock cannot be voted for more than four persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A common stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B common stock, in each case assuming a quorum is present at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the meeting by such class. Consequently, any shares not voted on this matter (whether by abstention or otherwise) will have no impact on the election of directors.

Listed below are the nominees of the Board of Directors for election at the Annual Meeting. Each of the nominees is presently a director of the Company other than W. Lee McCollum. Mr. McCollum was recommended to the Nominating and Governance Committee (the “Nominating Committee”) by Helen P. Johnson-Leipold. The Nominating Committee evaluated Mr. McCollum by reviewing his resume and through a series of personal and telephonic interviews. The Nominating Committee, after evaluating Mr. McCollum’s qualifications, unanimously voted to recommend Mr. McCollum to the Board of Directors as a nominee for the open Director’s seat. The Board of Directors unanimously voted to nominate Mr. McCollum for election as a Director. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors). The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Name	Age	Business Experience During Last Five Years	Director Since

Class A Directors

Terry E. London	55	President of London Partners LLC, a private investment firm, since July 2001. President and Chief Executive Officer and a Director of Gaylord Entertainment Company, a hospitality and attractions, creative content and interactive media company (“Gaylord”) from May 1997 to July 2000. Director of Pier 1 Imports, Inc.	1999

John M. Fahey, Jr.	53	President and Chief Executive Officer and Chairman of the Executive Committee of the Board of Trustees of the National Geographic Society, a nonprofit scientific and educational organization, since March 1998. Director of Jason Foundation for Education and Exclusive Resorts.	2001

Class B Directors

Helen P. Johnson-Leipold	48	Chairman and Chief Executive Officer of the Company since March 1999. Vice President, Worldwide Consumer Products-Marketing of S.C. Johnson & Son, Inc., a family company that specializes in the development of consumer products, from September 1998 to March 1999. Chairman, Johnson Financial Group. Director of S.C. Johnson & Son, Inc. and JohnsonDiversey, Inc.	1994

Name	Age	Business Experience During Last Five Years	Director Since

Thomas F. Pyle, Jr.	64	Vice Chairman of the Board of the Company since October 1997. Chairman of The Pyle Group, a financial services and investments firm, since September 1996. Director of Sub Zero Corporation and OpGen, Inc.	1987

Gregory E. Lawton	54	President and Chief Executive Officer of JohnsonDiversey, Inc., a manufacturer and marketer of commercial cleaning and hygiene solutions and services, since January 1999. Director of JohnsonDiversey, Inc., General Cable Corporation and Superior Metal Products, Inc.	1997

W. Lee McCollum	55	Executive Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. (manufacturer of household consumer products) (SCJ) since January 2005. Senior Vice President and Chief Financial Officer of SCJ from 1997 until January 2005. Various finance and management positions at SCJ since 1973. Director of Johnson Bank, S.C. Johnson & Son, Inc. Sigma-Aldrich Corporation, and Cofresco Frischhalteprodukte GmbH.	New Nominee

DIRECTORS MEETINGS AND COMMITTEES

Meetings and Attendance

The Board of Directors has standing Executive, Audit, Compensation, and Nominating Committees. During the year ended October 1, 2004, there were eight meetings of the Board of Directors, nine meetings of the Audit Committee, one meeting of the Compensation Committee, no meetings of the Executive Committee and no meetings of the Nominating Committee. Each director attended at least 75% of the aggregate number of (i) meetings of the Board of Directors held during the period for which he or she was a director during fiscal 2004 and (ii) meetings of the committees on which the director served during the period that the director so served in fiscal 2004.

Committees

The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and in discharging the Board’s responsibilities with respect to the management of the business and affairs of the Company when it is impracticable for the full Board to act. Present members of the Executive Committee are Mr. Pyle and Ms. Johnson-Leipold.

The Audit Committee presently consists of Messrs. London (Chairman), Pyle and Fahey. The Audit Committee’s primary duties and responsibilities are to: (1) appoint the Company’s independent auditors and determine their compensation; (2) serve as an independent and objective party to monitor the Company’s compliance with legal and regulatory requirements and the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures; (3) review, evaluate and oversee the audit efforts of the Company’s independent auditors and internal auditors; (4) provide an open avenue of communication among the independent auditors, management, the internal auditors, and the Board of Directors; and (5) prepare the Audit Committee Report required to be included in the Company’s annual proxy statement. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

The Compensation Committee presently consists of Messrs. Pyle (Chairman), Fahey and London. The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation programs and compensation of the Company’s directors, officers and, at the option of the Committee, other managerial personnel of the Company and its subsidiaries, including, without limitation, fixing the cash compensation of such persons, establishing and administering compensation and benefit plans for such persons and determining awards thereunder. Generally, the Compensation Committee also administers all equity-based plans, such as stock option and restricted stock plans in accordance with the terms of such plans.

The Nominating Committee presently consists of Messrs. Fahey (Chairman), London and Pyle. The Nominating Committee provides assistance to the Board of Directors in fulfilling its responsibilities by: (1) identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company; (2) identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors; and (3) taking a leadership role in shaping the corporate governance of the Company.

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board of Directors has determined that the Company is a “Controlled Company”, as defined in NASDAQ Stock Market Rule 4350(c)(3). The Board has based this determination on the fact that Helen P. Johnson-Leipold is deemed to be the beneficial owner of more than 50% of the voting power of the Company. The Company therefore is exempt from certain independence requirements of the NASDAQ Stock Market rules, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirement to maintain a nominating and corporate governance committee and a compensation committee composed entirely of independent directors. Notwithstanding such exemption, the Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based upon this review, of the six nominees, the Board of Directors has determined that Messrs. London, Pyle and Fahey are “independent directors” under those standards.

Director Nominations

The Company has a standing Nominating Committee. Based upon the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Nominating Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee, including the following information: (1) the name, address

(business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock (of each class) beneficially owned (as defined by Section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of the common stock (regardless of class) beneficially owned (as defined by Section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. The Company’s Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the Bylaws. Pursuant to these requirements, a shareholder must give a written notice of intent to the Secretary of the Company not more than 90 days prior to the date of the annual meeting and not later than the close of business on the later of (i) the 60th day prior to the annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made.

The Nominating Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. In identifying and evaluating nominees for director, the Nominating Committee of the Board of Directors seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. In addition, the Nominating Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Nominating Committee believes that the following specific qualities and skills are necessary for all directors to possess:

•	A director should be highly accomplished in his or her respective field, with superior credentials and recognition.

•	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

•	A director should have demonstrated the ability to work well with others.

Mr. McCollum, a nominee for election to the Board of Directors at the Annual Meeting that is not an incumbent director, was recommended to the Nominating Committee by Helen P. Johnson-Leipold.

Charters of Committees

The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee. The Company maintains a website at www.johnsonoutdoors.com. The Company makes available on its website, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

Communications with Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at Johnson Outdoors Inc., care of the Board of Directors (or, at the shareholder’s option, care of a specific director), 555 Main Street, Suite 342, Racine, Wisconsin 53403. The Secretary will ensure that this communication (assuming it is properly marked care of the Board of Directors or care of a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

Directors are encouraged to attend the Company’s Annual Meeting of Shareholders. All of the directors serving as a director at the time attended the Company’s 2004 Annual Meeting of Shareholders.

Employee Code of Conduct and Code of Ethics and Procedures for Reporting of Accounting Concerns

The Company has an Employee Code of Conduct (the “Code of Conduct”). The Company requires all directors, officers and employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires the Company’s directors, officers and employees to avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. The Company has placed a copy of the Code of Conduct on its website located at www.johnsonoutdoors.com.

The Company also adopted a Code of Ethics for its Chief Executive Officer, its Chief Financial Officer, its Controller and all other financial officers and executives (the “Code of Ethics”). The Code of Ethics supplements the Code of Conduct and is intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in the Company’s public documents; compliance with applicable laws and regulations; the prompt reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics. The Company has placed a copy of the Code of Ethics on its website located at www.johnsonoutdoors.com. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate website.

Further, the Company has established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report Company misconduct.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of three members of the Company’s Board of Directors. Based upon the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent under the applicable standards of the NASDAQ Stock Market and the Securities and Exchange Commission (“SEC”).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures rests with management, and the Company’s independent auditors are responsible for auditing the Company’s financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year ended October 1, 2004, with the Company’s management and with the Company’s independent auditors;

•	discussed with the Company’s independent auditors the matters required to be discussed by SAS61 (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees).

Based upon the above-described review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 1, 2004 for filing with the SEC.

The Audit Committee of the Board of Directors

Terry E. London, Chairman

Thomas F. Pyle, Jr.

John M. Fahey, Jr.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that one of the members of the Audit Committee, Terry London, qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on his work experience and education.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Company was billed for audit and non-audit services rendered by the Company’s independent auditors, Ernst & Young LLP, during fiscal 2004 and 2003:

Service Type	2004	2003
Audit Fees (1)	$720,041	$616,725
Audit-Related Fees (2)	2,040	22,801
Tax Fees (3)	98,275	179,700
All Other Fees	—	2,300

Total Fees Billed	$820,356	$821,526

(1)	Includes fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended October 1, 2004 and October 3, 2003; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Company with the SEC.

(2)	Consists of fees for benefit plan audits and consultation regarding the Company’s Sarbanes-Oxley compliance efforts.

(3)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in foreign jurisdictions.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Ernst & Young LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent auditors. These non-audit services are evaluated by the Audit Committee taking into account scope, fees, and applicable laws and regulations (including SEC rules) related to the independence of the independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

COMPENSATION OF DIRECTORS

Retainer and Fees. Each director who is not an employee of the Company (“non-employee director”) is entitled to receive an annual retainer of $20,000 and generally $1,000 for each meeting of the Board of Directors and each committee meeting attended. The Vice Chairman of the Board of Directors receives an additional annual retainer of $40,000. Non-employee directors are also entitled to receive an annual retainer for serving on committees of the Board of Directors as follows: the Chairman of each committee receives $3,500 and the other members each receive $1,000.

Stock-Based Plans. The Company maintains the Johnson Outdoors Inc. 2003 Non-Employee Director Stock Ownership Plan (the “2003 Director Plan”). The 2003 Director Plan provides for up to 150,000 shares of Class A common stock to be issued to non-employee directors. The plan provides that upon first being elected or appointed as a director of the Company, and thereafter, on the first business day after the Company’s annual meeting of shareholders, that each non-employee director of the Company automatically receives a combined stock option and restricted stock award in each year during the existence of the 2003 Director Plan. The award is intended to deliver a greater portion of director compensation in the form of equity, with the aggregate award providing an annual economic value of $20,000. The annual economic value is equally divided between restricted stock awards and stock options, with the basis for the division as follows: the restricted stock shares at the fair market value on date of award, and the stock options valued as of the date of the grant using the Black-Scholes Option Pricing Model.

The exercise price for options granted to non-employee directors is equal to the fair market value of a share of Class A common stock on the date of grant. Options have a term of ten years and become fully exercisable one year after the date of grant. The shares of Class A common stock granted to non-employee directors in the form of restricted stock awards cannot be sold or otherwise transferred while the non-employee director remains a director of the Company and thereafter the restrictions will lapse. However, a non-employee director may transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee or to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.

On March 10, 2004, a stock option exercisable for 1,950 shares of Class A common stock and 503 shares of restricted Class A common stock were awarded to each of the non-employee directors of the Company at that time (Messrs. Johnson, Pyle, Lawton, London and Fahey).

In connection with the proposed going private transaction, the Company formed a special committee consisting of three independent directors, John M. Fahey, Jr., Terry E. London and Thomas F. Pyle, Jr., to evaluate the proposed merger. The members of the special committee elected Mr. Pyle to serve as chairman of the committee. In consideration of the time and other commitments required of special committee members generally and the chairman of the special committee in particular, the Board of Directors determined that the chairman of the special committee would receive $45,000 and each other member of the special committee would receive $35,000, plus, in each case, reimbursement of expenses incurred in connection with service on the special committee. The compensation paid to the members of the special committee was not made contingent upon the completion of any transaction or on any favorable recommendation by the special committee.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information at June 1, 2005 regarding the beneficial ownership of each class of Company common stock by each director, each person known by the Company to own beneficially more than 5% of either class of the Company’s common stock (including any “group” as set forth in Section 13(d)(3) of the Exchange Act), each of the officers named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”), and all directors and current executive officers as a group based upon information furnished by such persons.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes, the persons listed have sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of June 1, 2005 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 7,729,748 shares of Class A common stock and 1,221,715 shares of Class B common stock outstanding as of June 1, 2005.

	Class A Common Stock(1)				Class B Common Stock(1)
Name and Address	Number of Shares		Percentage of Class Outstanding		Number of Shares		Percentage of Class Outstanding
Johnson Bank (2) 555 Main Street Racine, Wisconsin 53403	2,316,857	(3)	30.0%		151,366	(3)	12.4%

Helen P. Johnson-Leipold (2) 555 Main Street Racine, Wisconsin 53403	1,259,415	(4)	16.3%		1,072,972	(4)	87.8%

Dr. H. Fisk Johnson (2) 555 Main Street Racine, Wisconsin 53403	869,930	(5)	11.3%		1,076,364	(5)	88.1%

S. Curtis Johnson (2) 555 Main Street Racine, Wisconsin 53403	396,562	(6)	5.1%		1,047,330	(6)	85.7%

Imogene P. Johnson (2) 555 Main Street Racine, Wisconsin 53403	369,351	(7)	4.8%		1,043,580	(7)	85.4%

Samuel C. Johnson 1988 Trust Number One u/a September 14, 1988 (2) 555 Main Street Racine, Wisconsin 53403	236,574	(8)	3.1%		1,037,330	(8)	84.9%

JWA Consolidated, Inc. (2) 555 Main Street Racine, Wisconsin 53403	114,464	(9)	1.5%		1,037,330	(9)	84.9%

TowerView LLC c/o The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801	750,700	(10)	9.7	%(10)	—		—

Winifred J. Marquart (2) 555 Main Street Racine, Wisconsin 53403	398,367	(11)	5.2%		25,258	(11)	2.1%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	419,900	(12)	5.4	%(12)	—		—

Millenco, L.P. 666 Fifth Avenue New York, NY 10103	475,370	(13)	6.1	%(13)	—		—

	Class A Common Stock(1)			Class B Common Stock(1)
Name and Address	Number of Shares		Percentage of Class Outstanding	Number of Shares	Percentage of Class Outstanding

Paul A. Lehmann	41,680	(14)	*	—	—

Thomas F. Pyle, Jr.	34,138	(15)	*	—	—

Gregory E. Lawton	24,457	(16)	*	—	—

John M. Fahey, Jr.	20,485	(17)	*	—	—

Terry E. London	9,412	(18)	*	—	—

Jervis B. Perkins	1,166	(19)	*	—	—

All directors and current executive officers as a group (7 persons)	1,390,753		18.0%	1,072,972	87.8%

*	The amount shown is less than 1% of the outstanding shares of such class.

(1)	Shares of Class B common stock (“Class B Shares”) are convertible on a share-for-share basis into shares of Class A common stock (“Class A Shares”) at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares.

(2)	Helen P. Johnson-Leipold, Imogene P. Johnson, the Samuel C. Johnson 1988 Trust Number One u/a September 14, 1988 (the “1988 Trust Number One”), JWA Consolidated, Inc., Johnson Bank, Dr. H. Fisk Johnson, S. Curtis Johnson and Winifred J. Marquart, pursuant to a Schedule 13D, as amended, are members of a Section 13D reporting group and may be deemed to beneficially own Class A Shares and Class B Shares owned by other members of the group.

(3)	Johnson Bank reports sole voting and investment power with respect to 161,724 Class A Shares and 47,780 Class B Shares, and shared voting and investment power with respect to 2,155,133 Class A Shares and 103,586 Class B Shares. Of the 2,155,133 Class A Shares for which Johnson Bank reports shared voting and investment power, Ms. Johnson-Leipold also reports beneficial ownership of 900,774 of these shares, the 1988 Trust Number One also reports beneficial ownership of 236,574 of these shares, Mrs. Johnson also reports beneficial ownership of 236,574 of these shares, Mr. C. Johnson also reports beneficial ownership of 337,553 of these shares, Dr. Johnson also reports beneficial ownership of 479,334 of these shares and Ms. Marquart also reports beneficial ownership of 368,356 of these shares. Of the 103,586 Class B Shares for which Johnson Bank reports shared voting and investment power, Ms. Johnson-Leipold also reports beneficial ownership of 25,642 of these shares, Dr. Johnson also reports beneficial ownership of 29,034 of these shares and Ms. Marquart also reports beneficial ownership of 15,258 of these shares. Ms. Johnson-Leipold is indirectly the controlling shareholder of Johnson Bank.

(4)

Ms. Johnson-Leipold reports shared voting and investment power with respect to all of the Class A Shares (other than with respect to 214,177 Class A Shares) and all of the Class B Shares. Ms. Johnson-Leipold beneficially owns such Class A Shares and Class B Shares indirectly as the settlor and beneficiary of a trust, through such trust as a general partner of certain limited partnerships controlled by certain members of Samuel C. Johnson’s family or related entities (the

“Johnson Family”) and as a controlling shareholder, with trusts for the benefit of the Johnson Family, of certain corporations. Of the 1,045,238 Class A shares for which Ms. Johnson-Leipold reports shared voting and investment power, Johnson Bank also reports beneficial ownership of 900,774 of these shares, Mr. C. Johnson also reports beneficial ownership of 116,408 of these shares, Dr. Johnson also reports beneficial ownership of 97,508 of these shares and Ms. Marquart also reports beneficial ownership of 68,200 of these shares. Of the 1,072,972 Class B Shares for which Ms. Johnson-Leipold reports shared voting and investment power, 1,037,330 of these shares are held of record by the Voting Trust and all of which are also reported as beneficially owned by Mrs. Johnson, the 1988 Trust Number One, JWA Consolidated, Inc., Dr. Johnson and Mr. C. Johnson, as direct or indirect Voting Trust unit holders. Of the remaining 35,642 Class B Shares for which Ms. Johnson-Leipold reports shared voting and investment power, Johnson Bank also reports beneficial ownership of 25,642 of these shares, Mr. C. Johnson also reports beneficial ownership of 10,000 of these shares, Dr. Johnson also reports beneficial ownership of 10,000 of these shares and Ms. Marquart also reports beneficial ownership of 10,000 of these shares. The 214,177 Class A Shares for which Ms. Johnson-Leipold reports sole voting and investment power include options to acquire 175,000 Class A Shares, and 4,129 Class A Shares held by the Johnson Outdoors 401(k) Retirement and Savings Plan, over which Ms. Johnson-Leipold has sole voting power.

(5)	Dr. Johnson reports sole voting and investment power with respect to 387,596 Class A Shares, which he holds directly, as the sole trustee of the Herbert F. Johnson Distributing Trust and the HFJ Foundation Trust and as the controlling shareholder of S.C. Johnson & Son, Inc. Dr. Johnson reports shared voting and investment power with respect to 509,334 Class A Shares, which are held either by the Dr. Johnson’s revocable trusts or by certain partnerships or corporations in which Dr. Johnson or his revocable trust are general partners or shareholders. Of these 509,334 Class A Shares, 479,334 are also reported as beneficially owned by Johnson Bank, 97,508 are also reported as beneficially owned by Ms. Johnson-Leipold, 81,308 are also reported as beneficially owned by Mr. C. Johnson and 68,200 are also reported as beneficially owned by Ms. Marquart. Dr. Johnson reports shared voting and investment power with respect to all of the Class B Shares reported. Class B Shares reported by Dr. Johnson include (a) 1,037,330 Class B Shares directly held by the Voting Trust, of which the Herbert F. Johnson Distributing Trust is a unit holder, and all of which are also reported as beneficially owned by the 1988 Trust Number One, Mrs. Johnson, Ms. Johnson-Leipold, JWA Consolidated, Inc. and Mr. C. Johnson, as direct or indirect Voting Trust unit holders; (b) 29,034 Class B Shares held by Dr. Johnson’s revocable trusts (Johnson Bank also reports these Class B Shares as beneficially owned); and (c) 10,000 Class B Shares held by a corporation of which Dr. Johnson is a shareholder; (Ms. Johnson-Leipold, Mr. C. Johnson and Ms. Marquart also report these Class B Shares as beneficially owned).

(6)

Mr. C. Johnson reports sole voting and investment power with respect to 29,009 Class A Shares, which he holds directly and as the sole trustee of certain trusts. Mr. C. Johnson reports shared voting and investment power with respect to 367,553 Class A Shares, and of these 367,553 Class A Shares, 337,553 are also reported as beneficially owned by Johnson Bank, 116,408 are also reported as beneficially owned by Ms. Johnson-Leipold, 81,308 are also reported as beneficially owned by Dr. Johnson and 68,200 are also reported as beneficially owned by Ms. Marquart. Mr. C. Johnson reports shared voting and investment power with respect to all of the Class B Shares reported. Class B Shares reported by Mr. C. Johnson include (a) 1,037,330 Class B Shares directly held by the Voting Trust, of which he is directly or indirectly a unit holder, and all of which are also reported as beneficially owned by the 1988 Trust Number One, Mrs. Johnson, Ms. Johnson-Leipold, JWA Consolidated, Inc. and Dr. Johnson, as direct or indirect Voting Trust unit holders; and (b) 10,000 Class B Shares held by a corporation of which Mr. C. Johnson is a shareholder (Ms. Johnson Leipold, Dr. Johnson and Ms. Marquart also report these Class B Shares as beneficially owned).

(7)	All of the shares reported by Mrs. Johnson (other than 159,777 Class A Shares and 6,250 Class B Shares that she holds directly or as the sole trustee of an irrevocable trust) are shares over which Mrs. Johnson may be deemed to share voting power and investment power. Mrs. Johnson is a co-trustee of the 1988 Trust Number One. Shares reported by Mrs. Johnson include 1,037,330 Class B Shares directly held by the Johnson Outdoors Inc. Class B common stock Voting Trust (“Voting Trust”), of which the 1988 Trust Number One is a unit holder, and all of which are also reported as beneficially owned by the 1988 Trust Number One, Ms. Johnson-Leipold, JWA Consolidated, Inc., Dr. Johnson and Mr. C. Johnson, as direct or indirect Voting Trust unit holders. The Voting Trust holds a total of 1,037,330 shares of Class B Common Stock for the benefit of the Johnson Family and is intended to further protect and promote the mutual interests of the Johnson Family and to provide the framework for continuity of management of the Company. Ms. Johnson-Leipold serves as the voting trustee under the Voting Trust, and as voting trustee is entitled in her discretion to exercise all the rights and powers of an absolute owner of all of the Class B Shares held by the Voting Trust, including the right to receive dividends, payments upon redemption or repurchase, or other corporate distributions upon such Class B Shares and the right to vote, consent in writing, or otherwise act with respect to any shareholder action with regard to Class B Shares, subject to certain limitations with respect to taking action on certain extraordinary transactions like a merger or sale of substantially all of the assets of Johnson Outdoors.

(8)	All of the shares reported by the 1988 Trust Number One are shares over which the 1988 Trust Number One may be deemed to share voting power and investment power. 236,574 Class A Shares are held directly by the 1988 Trust Number One. 1,037,330 Class B Shares are held of record by the Voting Trust, of which the 1988 Trust Number One is a unit holder, and all of which are also reported as beneficially owned by Mrs. Johnson, Ms. Johnson-Leipold, JWA Consolidated, Inc., Dr. Johnson and Mr. C. Johnson, as direct or indirect Voting Trust unit holders.

(9)	JWA Consolidated, Inc. reports sole voting and investment power with respect to the 114,464 Class A Shares, which are also reported as beneficially owned by Ms. Johnson-Leipold as sole trustee of the Samuel C. Johnson Family Trust, which controls JWA Consolidated. JWA Consolidated, Inc. reports shared voting and investment power with respect to the 1,037,330 Class B Shares, which are held of record by the Voting Trust. JWA Consolidated, Inc. reports beneficial ownership of the Class B Shares held by the Voting Trust in its capacity as a direct or indirect unit holder of the Voting Trust. All of the Class B Shares held by the Voting Trust are also reported as beneficially owned by the 1988 Trust Number One, Mrs. Johnson, Ms. Johnson-Leipold, Dr. Johnson and Mr. C. Johnson, as direct or indirect Voting Trust unit holders.

(10)	The information is based on a report on Schedule 13D, dated November 3, 2004, and filed by TowerView LLC with the Securities and Exchange Commission reporting its beneficial ownership as of October 29, 2004. TowerView reported sole voting and investment power with respect to the Class A Shares.

(11)

Ms. Marquart reports sole voting and investment power with respect to 20 Class A Shares, which she holds directly. Ms. Marquart reports shared voting and investment power with respect to 398,356 Class A Shares, and of these 398,356 Class A Shares, 368,356 are also reported as beneficially owned by Johnson Bank, 68,200 are also reported as beneficially owned by

Ms. Johnson-Leipold, 68,200 are also reported as beneficially owned by Dr. Johnson and 68,200 are also reported as beneficially owned by Mr. C. Johnson. Ms. Marquart reports shared voting and investment power with respect to all of the Class B Shares reported. Class B Shares reported by Ms. Marquart include (a) 15,258 by Ms. Marquart’s revocable trusts (Johnson Bank also reports these Class B Shares as beneficially owned); and (b) 10,000 Class B Shares held by a corporation of which Ms. Marquart is a shareholder (Ms. Johnson Leipold, Dr. Johnson and Mr. C. Johnson also report these Class B Shares as beneficially owned).

(12)	The information is based on a report on Schedule 13G, dated February 9, 2005, filed by Dimensional Fund Advisors Inc., a registered investment advisor (“Dimensional”), with the Securities and Exchange Commission reporting its beneficial ownership as of December 31, 2004. Dimensional reported sole voting and sole investment power with respect to all of the reported shares. Dimensional disclaims beneficial ownership of all of the reported shares, which are owned by advisory clients of Dimensional.

(13)	The information is based on a report on Schedule 13G, dated February 9, 2005, filed by Millenco, L.P., a registered broker/dealer, Millennium Management, L.L.C., the general partner of Millenco, L.P., and Israel A. Englander, the managing member of Millennium Management, L.L.C., reporting that as of December 31, 2004, the group has shared voting and investment power over 475,370 Class A Shares.

(14)	Includes options to acquire 40,000 Class A Shares and 1,680 Class A Shares held by the Company’s 401(k) Retirement and Savings Plan over which Mr. Lehmann has sole voting power.

(15)	Includes options to acquire 23,795 Class A Shares.

(16)	Includes options to acquire 18,795 Class A Shares.

(17)	Includes options to acquire 16,575 Class A Shares.

(18)	Includes options to acquire 3,750 Class A Shares.

(19)	Includes 1,166 Class A Shares held by the Company’s 401(k) Retirement and Savings Plan over which Mr. Perkins has sole voting power.

At June 1, 2004, the Johnson Family beneficially owned, 3,066,521 Class A Shares, or approximately 40.0% of the outstanding Class A Shares, and 1,204,946 Class B Shares, or approximately 98.6% of the outstanding Class B Shares.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Company who are not nominees for directors:

Name	Age	Current Position	Other Positions
Jervis B. Perkins	50	Chief Operating Officer of the Company since January 2003. President of the Company since December 2004.	Prior to joining the Company, Mr. Perkins was employed by Brunswick Corporation for seven years, most recently as Group Manager of the Bowling Products business beginning in February 2000.

Paul A. Lehmann (1)	51	Vice President and Chief Financial Officer of the Company since May 2001.	Prior to joining the Company, Mr. Lehmann was employed by Steelcase North America, Inc. (SCNA) for seven years. From October 1999 to May 2001, Mr. Lehmann was Vice President, Finance and Strategic Planning of SCNA.

(1)	On June 7, 2005, Mr. Lehmann agreed that his employment with the Company would terminate effective July 31, 2005.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for all compensation and benefits provided to the Company’s Chief Executive Officer, other executive officers and key employees. Set forth below is a report explaining the rationale underlying fundamental executive compensation decisions affecting the Company’s executive officers, including the Named Executive Officers.

Overall Compensation Philosophy

The Company’s program is designed to align compensation with Company performance, business strategy, Company values and management initiatives. The Company’s overall compensation objectives will provide a competitive total compensation program designed to attract and retain high quality individuals and maintain a performance oriented culture that fosters increased shareholder value. The compensation policy is as follows:

•	Base salaries will be targeted at a level that allows the Company to attract, retain, and motivate persons of the highest caliber, with the framework for such decisions based on a review of the appropriate labor markets.

•	Incentive plans will be targeted above the competitive median and will be widely used so that employees participate based on relevant Company, team and individual performance.

•	All compensation programs will be designed to focus performance on the enhancement of shareholder value.

The Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified financial goals and the executive’s success in meeting specific performance goals. As an executive’s level of responsibility increases, a greater portion of total compensation is based on performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual’s compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive’s role and relative impact on business results.

The Compensation Committee continually monitors the operation of the Company’s executive compensation program. This monitoring includes a biennial report from independent compensation consultants assessing the effectiveness of the Company’s compensation program by comparing the Company’s executive compensation to a general industry group that is reflective of the national labor market from which many companies recruit for executive and managerial talent (the “Comparator Group”). The Comparator Group is not the same as the peer group that the Company uses in its performance graph. The Compensation Committee reviews the selection of companies used in the Comparator Group and believes that these companies fairly represent the Company’s competitors for executive talent.

The Compensation Committee establishes corporate goals and objectives relevant to the compensation of the Named Executive Officers and the Company’s other officers. The Compensation Committee evaluates the performance of the Named Executive Officers and other officers in light of those goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options and other benefits of theses officers.

The key elements of the Company’s executive compensation program consist of base salary, annual bonus and long-term incentives. Senior executive compensation packages are increasingly weighted toward programs contingent upon the Company’s performance. As a result, actual compensation levels of senior executives in any particular year may vary within the range of compensation levels of the competitive marketplace based on the Company’s actual performance and its prior year’s financial results. Although the Compensation Committee believes strongly in offering compensation opportunities competitive with those of comparable members in the Company’s industry, the most important considerations in setting annual compensation are Company performance and individual contributions. A general description of the elements of the Company’s compensation package, including the basis for the compensation awarded to the Company’s Chief Executive Officer for fiscal 2004, follows.

Base Salary

Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned to be competitive with comparable positions in the Comparator Group. The Compensation Committee annually reviews each executive officer’s base salary. In determining salary adjustments for executive officers, the Committee considers various factors, including the individual’s performance and contribution, the average percentage pay level for similar positions and the Company’s performance. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered. The Compensation Committee, where appropriate, also considers nonfinancial performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with Company customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

Effective January 1, 2004, Ms. Johnson-Leipold’s annualized base salary was increased from $462,000 to $482,800 to reflect the Compensation Committee’s assessment of the factors listed above.

Bonus Program

The Compensation Committee recognizes the importance of aligning executive compensation with the interests of the shareholders and believes that improvement in economic value provides an excellent measure of shareholder returns. The Company currently has in effect the Johnson Outdoors Inc. Worldwide Key Executive Bonus Plan (the “Cash Bonus Plan”). The Cash Bonus Plan is comprised of two elements which are as follows:

•	Achievement of personalized individual objectives; and

•	Performance against the Company’s Johnson Value Measurement (“JVM”) matrix.

The use of individual objectives allows for the establishment of goals that each participant in the Cash Bonus Plan can best impact, which include, but are not limited to: profitability, sales growth, operations efficiency, market share growth, organizational development, or innovation.

The JVM component is aimed directly at improving economic value. For fiscal year 2004, the matrix included goals for sales growth and return on capital. The annual award is derived from a matrix of potential levels of achievement against flexible, annually established goals that take into consideration factors such as past performance, current market conditions, competition, growth, capital structure needs, and return on operating capital. The goals support the attainment of increased shareholder returns while responding to changes both in the Company’s business and the overall business environment.

Against target, individual payouts range from 0-200%, and, in all cases, the greater percentage of bonus targets are JVM based.

The Company’s executive officers and key employees are included in the Cash Bonus Plan. Target bonuses ranging from 40% to 100% of an executive’s base salary are established by the Compensation Committee for each executive officer at the beginning of the year. Target award opportunities are competitive with industry practices. The Cash Bonus Plan includes approximately 100 participants.

The Compensation Committee retains the final authority to approve individual bonuses and may, at its sole discretion, reduce or eliminate bonuses determined under the Cash Bonus Plan formula.

As a result of a comprehensive review of the Company’s compensation programs and plans for the Company’s officers and key employees, the Company’s Board of Directors has submitted for approval of the shareholders at the Annual Meeting the Cash Bonus Plan for amendment and restatement. The Cash Bonus Plan and the proposal are described in more detail below under the section “Approval of Proposal to Amend and Restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.”

In 2004, the Compensation Committee approved a bonus of $700,162 for Ms. Johnson-Leipold in accordance with the terms of the Cash Bonus Plan.

Long-Term Incentives

Long-term incentives are designed to encourage and create significant ownership of Company stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. Another objective of long-term incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company’s equity-based award practices are designed to be competitive with those offered by other recreation and sporting goods companies and other leading manufacturing companies in Wisconsin. To this end, the Compensation Committee considers recommendations from the Company’s independent compensation consultants in determining the level of equity-based awards.

The Company historically granted two forms of long-term incentives: stock options and, on a more selective basis, restricted stock. In December 2002, the Company adopted a phantom share plan to provide an alternative vehicle for the granting of long-term incentives. Pursuant to the phantom share plan, on an annual basis, the Compensation Committee fixes a cash target award for each participant. A participant earns such cash target award (assuming such participant remains employed by the Company or one of its subsidiaries) subject to the achievement of performance goals selected by the Compensation Committee in its sole discretion. The earned cash target award for a participant in any year may be equal to, or less or greater than, the cash target award established by the Compensation Committee for such participant for that year under the phantom share plan, but under no circumstance shall such earned cash target award for a participant be less than 75% or greater than 125% of the cash target award established by the Compensation Committee for the participant for that year. That portion, if any, of a cash target award unearned by a participant in the year the award was granted is forfeited by the participant.

On the date that a cash target award is earned, such earned award is immediately converted into that number of phantom shares equal to (i) the aggregate dollar value of the earned cash target award divided by (ii) the “fair market value” of one share of Class A common stock on that date. For purposes of the phantom share plan, the term “fair market value” of one share of Class A common stock on any given date is the weighted average of the closing sales prices of the Class A common stock during the 90-day trailing trading period immediately preceding the date of determination, as reported on the NASDAQ or on such other exchange or market on which shares of common stock are then traded.

The phantom shares held by a participant become 100% vested on the third anniversary of the date on which such phantom shares are issued, provided that the participant remains continuously employed by the Company or one of its subsidiaries during that period or except as otherwise provided in the phantom share plan, and provided further that if the fair market value of the Class A common stock on the date of vesting has declined by more than 25% as compared with the fair market value on the date the cash target award was earned, then vesting will be suspended for one year, and if the fair market value on the fourth anniversary of the date the phantom shares were issued is at least 75% of the fair market value on the date the cash target award was earned, then vesting will occur. Phantom shares that do not vest are forfeited. In the event that phantom shares granted under the phantom share plan vest, the participant holding such phantom shares shall generally be entitled to receive, within 30 days of the vesting date and in full satisfaction of the vested phantom shares, a cash payment equal the product of (i) the number of vested phantom shares multiplied by (ii) the fair market value of one share of Class A common stock based on the ninety-day trailing average on the date of vesting.

As a result of a comprehensive review of the Company’s compensation programs and plans for the Company’s officers and key employees, the Company’s Board of Directors has submitted for approval of the shareholders at the Annual Meeting the 2000 Plan and the 1987 Plan for amendment to increase the number of shares of Class A common stock available for awards under such Plans. The 1987 Plan and the 2000 Plan and the proposals for amending each are described in more detail below under the sections “Approval of Amendment to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan” and “Approval of Amendment to the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan.”

Ms. Johnson-Leipold was awarded 7,479 phantom shares on December 3, 2003 based upon fiscal 2003 performance.

Compliance with Internal Revenue Code Section 162(m)

The Company intends, in all appropriate cases, to make the compensation paid to its executives fully deductible under Section 162(m) of the Internal Revenue Code. Accordingly, in accordance with a comprehensive review of the Company’s compensation programs and plans for the Company’s officers and key employees, the Company’s Board of Directors has submitted for approval of the shareholders at the Annual Meeting the Cash Bonus Plan for amendment and restatement to ensure compliance with Section 162(m) of the Internal Revenue Code.

The Compensation Committee of the Board of Directors

Thomas F. Pyle, Jr. (Chairman) Terry E. London John M. Fahey, Jr.

Summary Compensation Information

The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Company’s Chief Executive Officer and each of its other most highly compensated executive officers as of October 1, 2004, whose total annual salary and bonus compensation exceeded $100,000 for fiscal 2004. The persons named in the table are sometimes referred to herein as the “Named Executive Officers.”

		Annual Compensation		Long-Term Compensation
Name and Principal Position(s)	Year	Salary	Bonus(4)	Securities Underlying Stock Options	All Other Compensation(5)
Helen P. Johnson-Leipold Chairman and Chief Executive Officer (1)	2004 2003 2002	$477,600 456,500 435,000	$700,162 63,339 619,988	— — 30,000	$53,180 67,100 49,631

Jervis B. Perkins President and Chief Operating Officer (2)	2004 2003 2002	$311,250 221,730 —	$305,025 54,817 —	— — —	$27,540 22,000 —

Paul A. Lehmann Vice President, Chief Financial Officer and Treasurer (3)	2004 2003 2002	$265,500 255,525 245,400	$224,454 52,639 224,020	— — 20,000	$29,409 30,208 23,843

Footnotes to Summary Compensation Table

(1)	Ms. Johnson-Leipold has been Chairman and Chief Executive Officer since March 1999.

(2)	Mr. Perkins has been President and Chief Operating Officer since December 2004. From January 2003 to December 2004, he served as Chief Operating Officer.

(3)	Mr. Lehmann has been Vice President and Chief Financial Officer since May 2001. On June 7, 2005, Mr. Lehmann agreed that his employment with the Company would terminate effective July 31, 2005.

(4)	The amounts in the table for the year ended October 1, 2004 consist of amounts accrued under the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.

(5)	The amounts in the table for the year ended October 1, 2004 consist of the following:

(a)	Amounts to be credited for qualified retirement contributions are $16,400 for Ms. Johnson-Leipold, $16,400 for Mr. Perkins and $16,400 for Mr. Lehmann.

(b)	Company matching contributions to the executives’ 401(k) plan accounts during the year ended October 1, 2004 of $6,500 for Ms. Johnson-Leipold, $6,500 for Mr. Perkins and $6,028 for Mr. Lehmann.

(c)	Company contributions to the executives’ non-qualified plan accounts during the year ended October 1, 2004 of $30,280 for Ms. Johnson-Leipold, $4,640 for Mr. Perkins and $6,981 for Mr. Lehmann.

Stock-Based Compensation

No stock options were granted to any of the Named Executive Officers in fiscal 2004.

Fiscal Year-End Option Values. The Named Executive Officers did not exercise any stock options during fiscal 2004. The following table shows the number of shares covered by both “exercisable” (namely, vested) and “unexercisable” (namely, unvested) stock options as of October 1, 2004. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the October 1, 2004 closing price of the Class A common stock of $19.30.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised		Value of Unexercised In-the-Money
			Options at 10/1/04		Options at 10/1/04
			Exercisable	Unexercisable	Exercisable	Unexercisable
Helen P. Johnson-Leipold	—	$—	165,000	10,000	$1,957,400	$118,825
Paul A. Lehmann	—	—	33,333	6,667	421,629	79,221
Jervis B. Perkins	—	—	—	—	—	—

Long Term Incentive Plan Awards in Last Fiscal Year

Pursuant to the Company’s phantom share plan, on an annual basis, the Company’s Compensation Committee fixes a cash target award for each participant. On the date that a cash target award is earned, such earned award is immediately converted into that number of phantom shares equal to (i) the aggregate dollar value of the earned cash target award divided by (ii) the fair market value of one share of Class A common stock based on the ninety-day trailing average on that date. The phantom shares held by a participant become 100% vested on the third anniversary of the date on which such phantom shares are issued, provided that the participant remains continuously employed by the Company or one of its subsidiaries during that period or except as otherwise provided in the phantom share plan, and provided further that if the fair market value of the Class A common stock on the date of vesting has declined by more than 25% as compared with the fair market value on the date the cash target award was earned, then vesting will be suspended for one year, and if the fair market value on the fourth anniversary of the date the phantom shares were issued is at least 75% of the fair market value on the date the cash target award was earned, then vesting will occur. Upon vesting, the participant holding such phantom shares is generally entitled to receive, within 30 days of the vesting date and in full satisfaction of the vested phantom shares, a cash payment equal to the product of (i) the number of vested phantom shares multiplied by (ii) the fair market value of one share of Class A common stock based on the ninety-day trailing average on the date of vesting.

Set forth below are the grants of phantom shares made to the Named Executive Officers in the last fiscal year.

Long-Term Incentive Plans — Awards in Last Fiscal Year

Name	Number of shares, units or other rights (#)	Performance or other period until maturation or payout
Helen P. Johnson-Leipold	7,479	3 Years
Paul A. Lehmann	4,416	3 Years
Jervis B. Perkins	5,876	3 Years

Total Shareholder Return

The graph below compares on a cumulative basis the yearly percentage change since October 1, 1999 in (a) the total return (assuming reinvestment of dividends) to shareholders on the Class A common stock with (b) the total return (assuming reinvestment of dividends) on The NASDAQ Stock Market-U.S. Index; (c) the total return (assuming reinvestment of dividends) on the Russell 2000 Index and (d) the total return (assuming reinvestment of dividends) on a self-constructed peer group index. The peer group consists of the Company, K2, Inc., Brunswick Corporation and Huffy Corporation. The graph assumes $100 was invested on October 1, 1999 in Class A common stock, The NASDAQ Stock Market-U.S. Index, the Russell 2000 Index and the peer group index.

	10/1/99	9/29/00	9/28/01	9/27/02	10/3/03	10/1/04
Johnson Outdoors	100.00	77.62	72.39	121.95	151.04	215.93
NASDAQ Market Index (U.S.)	100.00	103.15	44.17	37.22	47.27	50.12
Russell 2000 Index	100.00	123.39	97.22	88.18	120.36	142.96
Peer Group	100.00	79.29	70.09	92.00	120.82	187.79

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company purchases certain services primarily from S.C. Johnson & Son, Inc. (“S.C. Johnson”) and, to a lesser extent, from other organizations controlled by Johnson Family members (including Ms. Johnson-Leipold). For example, the Company leases its Headquarters facility from Johnson Financial Group and S.C. Johnson provides the Company with (1) administrative services pertaining to things like office equipment leasing and travel services; (2) information processing and telecommunication services; (3) use of S.C. Johnson’s aircraft and crews, pursuant to a time sharing agreement; and (4) from time to time, certain loaned employees. The Company believes that the amounts paid to these organizations are no greater than the fair market value of the services. The total amount incurred by the Company for the foregoing services during the fiscal year ended October 1, 2004 was approximately $1,571,088.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information on the Company’s existing equity incentive plans as of October 1, 2004.

	Number of shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in Column A)
	A	B	C
Equity Compensation Plans approved by shareholders	480,766	$8.56	301,867(1)
Equity Compensation Plans not approved by shareholders	—	—	—
Total	480,766	$8.56	301,867

(1)	All of the available shares under the 2003 Non-Employee Director Stock Ownership Plan (137,735) and under the 2000 Long-Term Stock Incentive Plan (130,175) may be issued upon the exercise of stock options or granted as restricted stock, and, in the case of the 2000 Long-Term Stock Incentive Plan, as share units. There are 33,957 shares available for issuance under the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the year ended October 1, 2004, all reports required by Section 16(a) to be filed by the Company’s officers, directors and more than 10% shareholders were filed on a timely basis, except: H. Fisk Johnson filed a Form 4 report on May 20, 2005 reporting that the H. Fisk Johnson Third Party Gift and Inheritance Trust exercised a stock option on December 31, 2004, and a Form 4 report on May 20, 2005 reporting that the H. Fisk Johnson Third Party Gift and Inheritance Trust and the HAJJ III Family Line Investments LLC, Series II acquired shares of the Company’s Class A and Class B common stock on February 16, 2005; Imogene P. Johnson filed a Form 4 report on May 20, 2005 reporting that The Samuel C. Johnson 1988 Trust Number One disposed of shares of the Company’s Class A common stock on December 31, 2004 and on February 16, 2005 and that The Samuel C. Johnson 1988 Trust Number One disposed of shares of the Company’s Class B common stock on February 16, 2005; The Samuel C. Johnson 1988 Trust Number One filed a Form 4 report on May 20, 2005 reporting that The Samuel C. Johnson 1988 Trust Number One disposed of shares of the Company’s Class A common stock on December 31, 2004 and on February 16, 2005 and that The Samuel C. Johnson 1988 Trust Number One disposed of shares of the Company’s Class B common stock on February 16, 2005; S. Curtis Johnson filed a Form 4 report on May 20, 2005 reporting that The S. Curtis Johnson Third Party Gift and Inheritance Trust acquired shares of the Company’s Class A common stock on December 31, 2004; Helen P. Johnson-Leipold filed a Form 4 report on May 20, 2005 reporting that The Helen Johnson-Leipold Third Party Gift and Inheritance Trust acquired shares of the Company’s Class A common stock on December 31, 2004 and on February 16, 2005 and that The Helen Johnson-Leipold Third Party Gift and Inheritance Trust acquired shares of the Company’s Class B common stock on February 16, 2005; and Winifred Johnson Marquart filed a Form 4 report on May 20, 2005 reporting that The Winifred J. Marquart Third Party Gift and Inheritance Trust acquired shares of the Company’s Class A common stock on December 31, 2004 and on February 16, 2005 and that The Winifred J. Marquart Third Party Gift and Inheritance Trust acquired shares of the Company’s Class B common stock on February 16, 2005.

APPROVAL OF AMENDMENT TO JOHNSON OUTDOORS INC.

2000 LONG-TERM STOCK INCENTIVE PLAN

General

The purpose of the 2000 Plan is to enhance the ability of the Company to attract and retain employees who will make substantial contributions to the Company’s long-term business growth and to provide meaningful incentives to such employees which are more directly linked to the profitability of the Company’s businesses and increases in shareholder value. The 2000 Plan is also designed to encourage and provide opportunities for stock ownership by Company employees which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

The proposed amendment to the 2000 Plan would increase the number of shares of Class A common stock available for the granting of awards by 400,000 shares from 600,000 shares to 1,000,000 shares. The 2000 Plan was originally adopted by the Board of Directors on December 13, 1999 and approved by shareholders on February 17, 2000. The Board approved the amendment to the 2000 Plan on April 7, 2005, subject to shareholder approval.

The following is a summary description of the 2000 Plan.

Administration

The 2000 Plan is administered by a committee of the Board of Directors (the “Committee”) consisting of not less than two members of the Board who are not employees of the Company. If at any time the

Committee is not in existence, the Board will administer the 2000 Plan. The Compensation Committee currently serves as the administrator of the 2000 Plan. Among other functions, the Committee has the authority to establish rules for the administration of the 2000 Plan; to select the employees of the Company and its affiliates to whom awards are granted; to determine the types of awards to be granted to employees and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards granted to employees to the extent authorized under the 2000 Plan. Except as otherwise provided in the 2000 Plan, determinations and interpretations with respect thereto and any award agreements thereunder are in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties. Any employee of the Company or any affiliate, including any executive officer or employee director of the Company, is eligible to receive awards under the 2000 Plan. In addition, consultants and advisors to the Company are eligible to receive nonqualified stock options under the 2000 Plan. Approximately 100 employees currently are eligible to participate in the 2000 Plan.

Awards under the 2000 Plan; Available Shares

The 2000 Plan authorizes the granting to employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (“ISOs”) or non-qualified stock options; (b) stock appreciation rights (“SARs”); and (c) stock awards that give a participant the right to receive a specified number of shares or a cash equivalent payment. The 2000 Plan, as amended, would provide that up to a total of 1,000,000 shares of Class A common stock would be available for the granting of awards. 600,000 shares of Class A common stock were previously authorized for the granting of awards under the 2000 Plan, of which there are 130,175 shares remaining as of the date of this Proxy Statement. Shareholder approval is being sought to add an additional 400,000 shares available for future awards under the 2000 Plan. The aggregate number of shares that can be awarded to any one participant during any fiscal year of the Company shall not exceed 200,000 shares. No more than 100,000 shares can be granted as stock awards and stock appreciation rights. If any shares subject to awards granted under the 2000 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2000 Plan.

Terms of Awards

Options. The exercise price per share of Class A common stock subject to an option granted under the 2000 Plan is determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Class A common stock on the date of grant. The term of an option granted under the 2000 Plan is determined by the Committee, but cannot exceed ten years. Options granted under the 2000 Plan become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment in full of the exercise price, either in cash or (at the discretion of the Committee) in whole or in part by tendering, either by actual delivery of shares or by attestation, shares of Class A common stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 2000 Plan are also required to comply with all other terms of Section 422 of the Internal Revenue Code.

SARs. A SAR granted under the 2000 Plan confers on the holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Class A common stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of a SAR under the 2000 Plan will not be less than the fair market value of a share of Class A common stock on the date of grant or, if the Committee so determines, in the case of any SAR granted in tandem with or in substitution for another award granted under the 2000 Plan, on the date of grant of such other award. The grant price, term, methods of exercise, methods of settlement (including whether the holder of a SAR will be paid in cash, shares of Class A common stock or other consideration), and any other terms and conditions of any SAR granted under the 2000 Plan is determined by the Committee.

Stock Awards. A stock award gives the holder the right to receive a specified number of shares of Class A common stock or a cash equivalent payment or a combination thereof, subject to the terms and conditions of the award, which may include forfeitability contingencies based on continued employment with the Company or on meeting specified performance criteria or both. The Committee determines the terms and conditions of an award including any restriction or performance period, any performance goals or targets, the proportion of payments, if any, to be made for performance at specified performance levels and the restrictions, if any, applicable to any shares received upon payment. A stock award may be in the form of shares or share units. The Committee may at any time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or in part any or all remaining restrictions with respect to shares subject to restrictions, if the Committee determines that conditions so warrant.

Notwithstanding the foregoing, if the Committee determines that an award is intended to qualify as “performance-based compensation,” under Section 162(m) of the Internal Revenue Code, the award will be conditioned on the achievement of one or more of the following performance goals or targets, as determined by the Committee: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes and/or economic value added. For awards intended to be performance-based compensation, the Committee does not have discretion to increase the amount of compensation payable that would otherwise be due upon the participant’s attainment of the performance goals or targets.

Adjustments

In the event of any stock dividend or other distribution, stock split, merger, consolidation, spin-off or exchange of shares of Class A common stock subject to the 2000 Plan or any other change affecting the Class A common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2000 Plan, then the Committee generally has the authority, in such manner as it deems equitable, to adjust (1) the number and type of shares of stock that may be issued under the 2000 Plan, (2) the number and type of shares of stock subject to outstanding awards, and (3) the grant, purchase or exercise price with respect to any award.

Limits on Transferability

No award granted under the 2000 Plan and no right under any such award shall be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution; provided, however, that if so permitted by the Committee, a participant may (i) designate a beneficiary or beneficiaries to exercise the participant’s rights and receive any distributions under the 2000 Plan upon the participant’s death and (ii) transfer an award.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the 2000 Plan at any time, except that no such action may (unless otherwise provided in the 2000 Plan) adversely affect any award granted and then outstanding without the approval of the respective participant.

Withholding

The Company has the right to reduce the number of shares or amount of cash payable under an award by the amount necessary to satisfy any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit withholding obligations arising with respect to awards under the 2000 Plan to be settled with shares of Class A common stock, including shares of Class A common stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2000 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Class A common stock.

Change in Control

In order to preserve a participant’s rights under an award in the event of a Change in Control (as defined below) of the Company, the Committee in its discretion may, at the time an award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the award; (ii) provide for the purchase of the award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable; (iii) adjust the terms of the award; (iv) cause the award to be assumed, or new rights substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. For purposes of the 2000 Plan, a Change in Control will be deemed to have occurred if the Johnson Family at any time fails to own stock of the Company having, in the aggregate, votes sufficient to elect at least a fifty-one percent (51%) majority of the directors of the Company.

Certain Federal Income Tax Consequences

Stock Options. The grant of a stock option under the 2000 Plan will create no income tax consequences to the employee or the Company. An employee who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Class A common stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. A subsequent disposition of the Class A common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, namely, the fair market value of the Class A common stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Class A common stock had been held for more than one year from the date of exercise.

In general if an employee holds the shares of Class A common stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the employee will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the employee on the disposition of the Class A common stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If either of these holding period requirements is not satisfied, the employee will recognize ordinary income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition or (ii) the difference between the exercise price and the fair market value of the shares of Class A common stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Class A common stock had been held for more than one year from the date of exercise.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences for the employee or the Company. Upon exercise of a SAR, the employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Class A common stock or other property received, except that if the employee receives an option, shares of restricted stock, performance shares or performance units upon exercise of a SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the employee.

Stock Awards. If a stock award is granted in the form of restricted stock, the employee will not recognize income upon the award of restricted stock under the 2000 Plan unless the election described below is made. However, an individual who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

An employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

For stock awards granted in the form of performance units or performance shares, the grant will create no income tax consequences for the employee or the Company. Upon the receipt of cash, shares of Class A common stock or other property at the end of the applicable performance period, the employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received, except that if the employee receives an option, shares of restricted stock or SARs in payment of performance shares or performance units, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the employee.

Accounting Treatment of Options

Under existing accounting rules, the Company incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of Company common stock on the date of grant. In December 2004, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). This standard requires expensing of stock options and other share-based payments and supersedes SFAS No. 123, which had allowed companies to choose between expensing stock options or showing pro forma disclosure only. This standard is effective for the Company as of July 1, 2005 and will apply to all awards granted, modified, cancelled or repurchased after that date as well as the unvested portion of prior awards. The Company will adopt the standard as of the effective date and believes it will not have a material effect on the Company’s financial statements.

Future Awards

No awards have been made to date in fiscal 2005 to any executive officers, including the Named Executive Officers, or employee directors, nor were any awards made in fiscal 2004 to any executive officers or employee directors. The Company cannot currently determine the awards that may be granted in the future to any executive officers or employee directors under the 2000 Plan. Such determinations will be made from time to time by the Committee.

On June 3, 2005, the closing price per share of the Class A common stock on NASDAQ was $17.31.

Vote Required

Assuming a quorum is present at the Annual Meeting to approve the amendment to the 2000 Plan, the number of votes cast in favor of the amendment to the 2000 Plan must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted below, but will not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of “votes cast.” Abstentions and broker non-votes will be counted as present in determining whether there is a quorum. A “broker non-vote” occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person, but declines to vote on a particular matter because the broker does not have authority to vote on the matter.

The Board recommends a vote “FOR” amending the 2000 Plan to increase the number of shares of Class A common stock available for the granting of awards by 400,000 shares. Shares of common stock represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the amendment to the 2000 Plan, unless a vote against the 2000 Plan or to abstain from voting is specifically indicated on the proxy.

APPROVAL OF AMENDMENT TO JOHNSON OUTDOORS INC.

1987 EMPLOYEES’ STOCK PURCHASE PLAN

General

The purpose of the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan (the “1987 Plan”) is to provide employees of the Company and its subsidiaries with the opportunity to purchase shares of Class A common stock and thereby share in the ownership of the Company.

The proposed amendment to the 1987 Plan would reserve an additional 60,000 shares of Class A common stock for issuance under the 1987 Plan from 210,000 shares to 270,000. The 1987 Plan was originally adopted by the Board of Directors on December 11, 1987 and approved by the shareholders on January 28, 1988. From time to time, the 1987 Plan has been amended. Most recently, the Board of Directors approved an amendment to the 1987 Plan on December 4, 2003 that changed the eligibility provision to allow participation by certain “highly compensated employees,” consisting of any employee who is a president, vice president or director level employee of a designated corporation, other than a highly compensated employee who has been granted or awarded a stock option, stock appreciation right or stock award under the 2000 Plan. Shareholders approved this amendment on March 9, 2004.

The following is a summary description of the 1987 Plan.

Administration

The 1987 Plan is administered by a committee of the Board of Directors consisting of not less than two directors who are disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee currently serves as the administrator of the 1987 Plan. Among other functions, the committee has authority to establish the terms and conditions for grants of purchase rights and adopt such rules or regulations which may be necessary or advisable for the operation of the 1987 Plan.

Stock Subject to Plan

The 1987 Plan, as amended, would reserve 270,000 shares of Class A common stock for issuance, subject to appropriate adjustment in the event of payment of stock dividends or changes in the common stock by reason of a stock split, reorganization, recapitalization, merger, consolidation or similar event. 210,000 shares of Class A common stock were previously reserved for issuance, of which there are 33,957 shares remaining as of the date of this Proxy Statement. Shareholder approval is being sought to reserve an additional 60,000 shares under the 1987 Plan.

Eligibility

From time to time the committee administering the plan designates from the group consisting of the Company, its parent and subsidiary corporations, the corporations whose employees may participate in the 1987 Plan (each a “Designated Corporation”). There are currently 988 employees of Designated Corporations eligible to participate in the 1987 Plan. In any event, no employee of a Designated Corporation may participate if he or she would own, directly or indirectly, 5% or more of the total combined voting power or value of all classes of Company common stock.

Awards Under the 1987 Plan

Rights to purchase a maximum of 250 shares (unless otherwise determined by the committee administering the plan) will be granted to eligible employees on such dates as may be determined by the committee. The purchase price per share will be the lesser of either 85% of the fair market value of the Class A common stock on the first day of the offer or 85% of the fair market value of the Class A common stock at the end of the Purchase Period (as defined below). The committee administering the plan may specify the aggregate number of shares of Class A common stock available for purchase by all eligible employees during a Purchase Period.

Exercise

All purchase rights are exercisable, in whole or in part, at any time during the 30-day period following the date of grant (the “Purchase Period”); provided, however, that no employee may exercise his or her purchase rights for less than the minimum number of shares designated by the committee administering the plan and provided, further, that an exercise will not be effective until the last day of the Purchase Period. Each purchase right granted under the 1987 Plan will expire at the end of the Purchase Period.

In the event the employees exercise rights to purchase an aggregate number of shares in excess of the maximum number available during a Purchase Period, the committee administering the plan may adjust the number of shares which may be purchased by an employee according to such non-discriminatory rules and regulations as the committee may establish.

Termination and Amendment

The 1987 Plan will terminate on such date as may be determined by the Board of Directors. The Board of Directors may amend or terminate the 1987 Plan, provided that unless approved by the shareholders, no amendment will (i) increase the maximum number of shares of Class A common stock which may be purchased under the 1987 Plan, except as permitted by the anti-dilution provisions of the 1987 Plan; (ii) modify the requirements as to eligibility for participation in the 1987 Plan; (iii) change the class of corporations whose employees will be granted purchase rights under the 1987 Plan; or (iv) materially increase the benefits to participants under the 1987 Plan.

Limits on Transferability

Purchase rights are not transferable other than by will or the laws of descent and distribution and are exercisable during an employee’s lifetime only by the employee. In the event of termination of employment of an employee, all rights of the employee under the 1987 Plan will terminate.

Federal Income Tax Consequences

No income is recognized by an employee on the grant or exercise of a purchase right granted under the 1987 Plan. If the shares acquired upon exercise are held for at least two years from the date of grant and one year from the date of exercise, or in the event of the employee’s death (whenever occurring) while owning the shares, the lesser of the discount portion of the option price (discount from fair market value at time of grant) or the actual gain will be ordinary income (however, the Company will not be allowed a deduction for this amount); any excess will be a long-term capital gain (in the case of a sale) or eligible for a step-up in basis in accordance with rules normally applicable with respect to stock held by a decedent on death. If the stock is disposed of prior to the expiration of the above holding periods (other than on account of death), the excess of the fair market value at the time of exercise over the option price will be treated as ordinary income to the employee and the Company will be allowed a deduction in this amount. Any additional gain is a long-term or short-term capital gain depending on the holding period. If the amount realized on the sale is less than the fair market value at the time of exercise, the amount of ordinary income (and amount deductible by the Company) is limited to the amount of gain realized.

Future Grants

The Company’s executive and senior officers, including the Named Executive Officers who own, directly or indirectly, less than 5% of the total combined voting power or value of all classes of Company common stock, are eligible to participate in the 1987 Plan. It is presently anticipated that highly compensated employees of a Designated Corporation will not be given the opportunity to purchase shares under the 1987 Plan in 2005.

The Company cannot currently determine which executive officers of the Company will be granted a right to purchase shares of Class A common stock under the 1987 Plan in the future, or which other employees will be granted such right in the future. The Compensation Committee will make such determinations from time to time as described in the 1987 Plan.

On June 3, 2005, the closing price per share of the Class A common stock on NASDAQ was $17.31.

Vote Required

Assuming a quorum is present at the Annual Meeting to approve the amendment to the 1987 Plan, the number of votes cast in favor of the amendment to the 1987 Plan must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted below, but will not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of “votes cast.” Abstentions and broker non-votes will be counted as present in determining whether there is a quorum. A “broker non-vote” occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person, but declines to vote on a particular matter because the broker does not have authority to vote on the matter.

The Board recommends a vote “FOR” amending the 1987 Plan to increase the number of shares of Class A common stock reserved for issuance by 60,000 shares. Shares of common stock represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the amendment to the 1987 Plan, unless a vote against the 2000 Plan or to abstain from voting is specifically indicated on the proxy.

APPROVAL OF PROPOSAL TO AMEND AND RESTATE THE JOHNSON OUTDOORS INC.

WORLDWIDE KEY EXECUTIVES’ DISCRETIONARY BONUS PLAN

Purpose and Effect of Proposal

Proposed Adoption. Subject to shareholder approval, the Board of Directors of the Company has approved amending and restating the Cash Bonus Plan to ensure compliance of the Cash Bonus Plan with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Cash Bonus Plan was originally adopted effective October 1, 2000 and provides an opportunity for certain executives of the Company to earn additional incentive compensation.

Purpose of the Cash Bonus Plan. The Company recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Company by providing such persons with performance-based incentive compensation in a form which relates the financial reward to an increase in the value of the Company to its shareholders. The Board of Directors believes that the Cash Bonus Plan is critically important to the furtherance of this objective.

Incentive bonuses under the Cash Bonus Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Code. Section 162(m) generally limits to $1,000,000 the compensation the Company may deduct on its federal income tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers. However, any compensation the Company pays that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by the Corporation.

Description of the Cash Bonus Plan

The following description of the proposed amended and restated Cash Bonus Plan is qualified in its entirety by reference to the copy of the proposed amended and restated Cash Bonus Plan, which is attached as Appendix A to this Proxy Statement.

The Compensation Committee will administer the Cash Bonus Plan and has the authority to change or terminate the Cash Bonus Plan at any time. The Company intends to obtain shareholder approval to any further amendments to the Cash Bonus Plan to the extent required for awards under the Cash Bonus Plan to continue to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Participants under the Cash Bonus Plan will include key executives (including the Company’s executive officers) as determined by the Company’s Chief Executive Officer. The Cash Bonus Plan is comprised of two elements which are as follows:

•	Achievement of personalized individual objectives; and

•	Performance against the Company’s Johnson Value Measurement (“JVM”) matrix.

The use of individual objectives allows for the establishment of goals that each participant in the Cash Bonus Plan can best impact, which include, but are not limited to: profitability, sales growth, operations efficiency, market share growth, organizational development, or new item introductions.

The JVM component is aimed directly at improving economic value. For fiscal year 2004, the matrix included goals for sales growth and return on capital. The annual award is derived from a matrix of potential levels of achievement against flexible, annually established goals that take into consideration factors such as past performance, current market conditions, competition, growth, capital structure needs, and return on operating capital. The goals support the attainment of increased shareholder returns while responding to changes both in the Company’s business and the overall business environment.

Against target, individual payouts range from 0-200%, and, in all cases, the greater percentage of bonus targets are JVM based. Target bonuses ranging from 40% to 100% of an executive’s base salary are established by the Compensation Committee for each executive officer at the beginning of the year. Target award opportunities are competitive with industry practices. The Cash Bonus Plan includes approximately 100 participants.

The Compensation Committee retains the final authority to approve individual bonuses and may, at its sole discretion, reduce or eliminate bonuses determined under the Cash Bonus Plan formula. The maximum amount payable under the Cash Bonus Plan during any fiscal year to any Section 162(m) Group Participant (as defined in the plan) is equal to $850,000.

New Plan Benefits

Executive officers of the Company (including the named executive officers) are eligible to participate in the Cash Bonus Plan. For fiscal 2004, the Compensation Committee approved a bonus of $700,162 for Helen P. Johnson-Leipold, the Company’s Chairman and Chief Executive Officer, a bonus of $305,025 for Jervis B. Perkins, the Company’s President and Chief Operating Officer, and a bonus of $265,500 for Paul A. Lehmann, the Company’s Vice President, Chief Financial Officer and Treasurer. Future grants under the Cash Bonus Plan will be at the discretion of the Compensation Committee. The provisions in the Cash Bonus Plan relating to Section 162(m) are effective for amounts granted in fiscal years ending on or after July 1, 2005.

Vote Required

Assuming a quorum is present at the Annual Meeting to approve the proposal to amend and restate the Cash Bonus Plan, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted below, but will not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of “votes cast.” Abstentions and broker non-votes will be counted as present in determining whether there is a quorum. A “broker non-vote” occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person, but declines to vote on a particular matter because the broker does not have authority to vote on the matter.

The Board of Directors recommends a vote “FOR” amending and restating the Cash Bonus Plan. Shares of common stock represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the proposal to amend and restate the Cash Bonus Plan, unless a vote against the proposal or to abstain from voting is specifically indicated on the proxy.

SHAREHOLDER PROPOSAL TO PROVIDE CUMULATIVE VOTING

OF THE CLASS A COMMON STOCK

Dolphin Limited Partnership I, L.P., 96 Cummings Point Road, Stamford, Connecticut 06902, which states that it is the holder of record of 1,000 shares of Company stock and, with an affiliate, the beneficial owner of 298,731 shares of Company stock, has notified the Company that it intends to present a resolution for action by shareholders at the Annual Meeting. The text of the resolution and supporting statement, as presented to the Company, is as follows:

Cumulative Voting Resolution

RESOLVED, that the shareholders of Johnson Outdoors Inc. request the board to take steps necessary to provide for cumulative voting of the Class A common stock, in accordance with Wisconsin law, such that a holder of Class A shares shall be entitled to cast a number of votes for directors elected by the holders of Class A shares equal to the number shares owned by the holders multiplied by the number of Class A directors to be elected.

Proponent’s Supporting Statement

Dolphin, an experienced value investor, advocates for rights of all shareholders, most recently in Hollywood Entertainment. Dolphin’s proposal is similarly intended to advance the rights of all public holders of the Company’s Class A common stock.

The Company’s Class A common stock elects 25% of the Board, and the Class B, elects the remainder of the Board. This appears to give unaffiliated Class A shareholders an ability to elect directors. Practically it does not, because the Johnson Family owns both a majority of the Class B and approximately 46% of the Class A shares. Thus, the family effectively controls the vote for ALL directors. Public shareholders have NEVER had a real opportunity to elect even a single director. Dolphin’s cumulative voting proposal would provide a REAL opportunity for 54% of the holders of the Class A shares to elect at least one director.

Dolphin notes that:

•	The unsuccessful $20.10 buyout price represented a 1.5% IRR on the Company’s share price since the 1987 IPO;

•	The Company spent two years and millions pursuing a family buyout that failed to win shareholder approval;

•	Johnson Family opposition appears to have prevented solicitation of third party bids for the Company;

•	The Company has no analyst coverage;

•	All independent directors own outright less than 20,000 shares; and

•	Vice-Chairman Pyle has been an “independent” director for 18 years.

Minority shareholder Board representation could address these and similar issues.

Dolphin recently offered to acquire Class B common stock at a premium to the buyout price, which the Company promptly rejected. Although Dolphin believes that its offer is in all shareholders’ best interests, the cumulative voting proposal is not designed to advance Dolphin’s offer. Rather, the cumulative voting proposal should bring a fresh voice to the Board that will advocate all means of increasing shareholder value, including addressing underperforming assets; a recapitalization, a dividend policy change, or an appropriate business combination.

Dolphin understands that issuers often reject cumulative voting on the grounds that it might result in special interest representation and factionalism on the Board. These reasons may be appropriate where the election of the entire Board is not controlled by a single shareholder group. They are not appropriate here, as insiders will continue to elect all but one of the directors even with cumulative voting. Affording the minority the ability to elect at least one director is good governance, a matter of fairness and offers value to all company constituencies.

Dolphin urges all shareholders, including the shareholder members of the Johnson Family, to support this proposal and the Board to implement it.

Statement of the Board of Directors Against the Proposal

The Board of Directors believes that cumulative voting for the election of directors would not serve the best interests of the Company and its shareholders. Accordingly, the Board recommends a vote “AGAINST” the proposal for the reasons discussed below.

The Board believes that directors to be elected by the Class A shareholders should be elected through a system that assures that directors will represent the interests of all Class A shareholders, not just those of particular groups. The Company currently provides for the election of directors by allowing each share of Class A common stock to have one vote for each Board seat to be elected by the Class A shareholders. In contrast, cumulative voting by Class A shareholders could lead to the election of a director by a “special interest” group. This may result in a director being elected whose loyalty might be directed to the narrow interests of the group that elected him or her rather than the interests of all shareholders. Cumulative voting may also create factionalism among the directors and undermine the ability of the directors to work together effectively for the interests of all shareholders.

The possibility of factionalism and the other problems posed by cumulative voting has led to a trend against the use of cumulative voting over the past several decades. According to data recently published by the Investor Responsibility Research Center, cumulative voting is used by less than 10 percent of the approximately 1,500 major companies it tracks. The Revised Model Business Corporation Act recommends that states provide for non-cumulative voting as the default position, and the Wisconsin Business Corporation Law follows this recommendation by providing that shareholders of a Wisconsin corporation such as Johnson Outdoors do not have cumulative voting unless the Articles of Incorporation specifically provide for it. Most states that once mandated cumulative voting in corporate elections have repealed that requirement. Further, many corporate governance activists recognize the problems associated with cumulative voting. For example, Domini Social Investments does not support cumulative voting because it gives minority shareholders “a disproportionate voice in running the company.”

Shareholders also should be aware that adoption of this shareholder proposal would not institute cumulative voting, but would constitute merely a recommendation by the shareholders that the Board consider enacting such a change. Further action by the Board and shareholders would be required to amend the Company’s Articles of Incorporation.

The Board of Directors firmly believes that the current method of electing directors best assures that the directors elected by the Class A shareholders will represent the interests of all of the Class A shareholders, rather than the interests of a particular group.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Vote Required

The affirmative vote of a majority of the votes represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the shareholder proposal described above. Any shares not voted at the Annual Meeting (whether by broker non-votes or otherwise, except abstentions), will have no impact on the vote. Shares as to which holders abstain from voting will be treated as votes against the proposal. Shares represented at the Annual Meeting by executed but unmarked proxies will be voted “AGAINST” approval of the proposal. The proposal is non-binding on the Board of Directors, even if it is approved by the shareholders.

INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s auditors for the year ended October 1, 2004. It is expected that representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

SHAREHOLDER PROPOSALS

All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for presentation at the 2006 Annual Meeting of Shareholders (assuming a March 1, 2006 meeting date and a February 1, 2006 mailing date) must be received at the offices of the Company, 555 Main Street, Racine, Wisconsin 53403 by October 4, 2005 for inclusion in the proxy statement and form of proxy relating to the meeting. In addition, a shareholder who otherwise intends to present business at the 2006 Annual Meeting of Shareholders must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not more than 90 days prior to the date of such annual meeting and not less than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (namely, proposals shareholders intend to present at the 2006 Annual Meeting of Shareholders but do not intend to have included in the Company’s proxy statement and form of proxy for such meeting) prior to the close of business on December 31, 2005 (assuming a March 1, 2006 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2006 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2006 Annual Meeting of Shareholders, then the persons named in proxies solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the fiscal year ended October 1, 2004. This Form 10-K will be mailed to each person who is a record or beneficial holder of shares of Class A common stock or Class B common stock on the record date for the Annual Meeting. Pursuant to, and in accordance with, the rules of the Securities and Exchange Commission, the Company, where allowed, is delivering only one copy of the Company’s 2004 Annual Report on Form 10-K and this Proxy Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2004 Annual Report on Form 10-K and/or this Proxy Statement to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder residing at a shared address and would like to request an additional copy of the Company’s 2004 Annual Report on Form 10-K and/or this Proxy Statement now or with respect to future mailings (or to request to receive only one copy of the Annual Report and Proxy Statement if you are currently receiving multiple copies), then you may notify the Company by writing to the Corporate Secretary, Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403 or via email to: corporate@johnsonoutdoors.com.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Annual Meeting at a cost of approximately $15,000 and reimbursement of reasonable out-of-pocket expenses. The Company will also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of Johnson Outdoors common stock.

Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. In the event that any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Alisa Swire

Secretary

June 30, 2005

APPENDIX A

CASH BONUS PLAN

Johnson Outdoors Inc.

AMENDED AND RESTATED WORLDWIDE

KEY EXECUTIVES’ DISCRETIONARY BONUS PLAN

I.	ADOPTION OF PLAN

Johnson Outdoors Inc. (the “Company”) adopted this Plan effective October 1, 2000 and amended and restated this Plan effective July 1, 2005 for key executives (the “Participants”) of its worldwide operations. The Plan shall be ongoing until terminated by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the “Compensation Committee”). Except as otherwise provided in Section VI., awards shall be made under this Plan, if, and only if, authorized by the Compensation Committee, and shall be made in accordance with the Plan.

II.	PURPOSES OF THE DISCRETIONARY BONUS PLAN

The purpose of the Plan is to provide incentive compensation to Participants which indirectly relates the financial reward to an increase in the value of the Company to our shareholders. The key philosophy behind the Plan is that value must continue to be created over time in order for bonuses to be paid. Additionally, the Plan is intended to:

A.	Motivate Participants to achieve individual/team results.

B.	Motivate Participants to develop maximum resourcefulness and resiliency in planning and directing their organizations in the face of changing competitive, economic, political and other conditions.

C.	Provide an incentive for Participants to constructively assist other organizations in the Company to meet current and future challenges.

D.	Encourage Participants to develop realistic yet challenging annual key objectives that will stretch their organization’s capabilities.

III.	DISCRETIONARY BONUS PLAN

A.	Eligibility

Each year, or more frequently as may be required, the Compensation Committee shall select those Participants who shall be eligible for this Plan.

Eligibility of a position in the Plan in a given year is not a guarantee that a payout will be made to an incumbent for that year. Incumbents in approved eligible key executive positions will be notified of their selection as a Participant prior to the beginning of the fiscal year. Additional Participants may be added during the fiscal year by the Compensation Committee.

B.	Administration of the Plan

1.	Basis for Awards

Individual bonus awards shall be based on the total base salary received by the Participant during the fiscal year. For this purpose, the term “base salary” shall not include profit sharing, expense allowances or any other payments or benefits, whether legally required or not.

Target bonus amounts will be established by the Compensation Committee before the start of each fiscal year for all eligible Participants. These target bonus amounts are not intended to limit the Compensation Committee’s complete flexibility in exercising its discretion in any way. The target bonus amount can range from 10% to 100% of base salary, depending upon the Participant’s position. The bonus range for purposes of payout is 0% to 200% of the target bonus amount (as an example, a Participant with a bonus target of 25% will have a payout range of 0% to 50% of base salary).

Each Participant will have his/her target bonus split, with a portion allocated to achievement of revenue growth and income in excess of the cost-of-capital (the “Return and Growth Matrix”) or other financial measure or measures AND a portion allocated to achievement of individual objectives (the “MBOs”). In all cases, the minimum percentage of the target bonus allocated to the Return and Growth Matrix or other measures will be 60% for all Participants.

2.	Cost

When target bonuses are established in each year, the cost of the Plan for that year shall be estimated for the Compensation Committee’s approval. However, regardless of the performance level of individual Participants, overall Company financial performance shall be considered in determining the degree to which the sum total of all bonuses is deemed affordable and justified and bonus awards may be adjusted to reflect that determination.

3.	Determination of Return and Growth Matrix Award

For each fiscal year, a Return and Growth Matrix will be developed for Johnson Outdoors as a whole and may be developed for each Group (i.e., Watercraft or Global Diving).

Depending on the Participant’s position, the Return and Growth Matrix performance goals may be determined at one or more levels as described above. As an example, corporate staff may be based on Johnson Outdoors, whereas a Participant at the subsidiary level may have their award based on a combination of their Group and Johnson Outdoors performance.

For all Participants, of the portion of the target bonus allocated to the Return and Growth Matrix, at least 10% will be based on Total Johnson Outdoors performance.

4.	Determination of Individual Awards

Each Participant will develop individual objectives (MBOs), which will be reviewed and approved by the Compensation Committee in advance, that are aligned with one or more of the following areas:

a)	Business or position specific financial results

b)	Cross-business partnerships (networking)

c)	New product innovation

d)	People development/organization capacity

Depending on the Participant’s position, he/she may have objectives in one or more of the aforementioned areas. In all cases, so as to not diminish the importance of these objectives, no Participant may establish more than 4 MBOs in aggregate.

In determining MBO awards, the Compensation Committee shall assess the following factors:

•	results against all annual objectives

•	retrospective assessment of the degree of stretch required to accomplish the objectives

•	overall performance

IV.	ADMINISTRATIVE

A.	Termination Prior to Payout

Should the employment of a Participant terminate for any reason before payout under this Plan is made, the Compensation Committee or other designated final approval authorities will consider the circumstances of the participant’s termination and may, in the committee’s sole discretion, adjust or eliminate such bonus award as deemed appropriate.

B.	Awards Fully Discretionary

It is expected that individual awards will vary and that overall performance differences will be reflected in differing awards. There is neither a fixed formula nor a guarantee that awards will be made to Participants under this Plan; nor is there any commitment whatsoever by the Company that it shall make any payments in a given year.

C.	Detailed Plan Administration

Two levels of approvals are normally required for performance objectives and awards, including a signature of an Executive Officer. Awards require the final approval of the Executive Officer to whom the Participant directly or indirectly reports, subject to review by the Compensation Committee.

D.	Process for Preparing & Securing Approval of Individual Objectives (MBOs)

Participants and their superiors establish annual objectives for the next fiscal year in conjunction with the adoption of the annual budget for that year.

The format for objective setting is distributed to Participants by their superiors prior to the start of the fiscal year. Each Participant drafts his/her objectives; the Participant then discusses them with the superior and together they reach a mutual agreement on objectives. The objectives receive final approval from the Compensation Committee. Following its approval, the finally approved objectives are then returned to each Participant.

E.	Reviewing Year End Results

At the close of the fiscal year, the superior evaluates the Participant’s performance against the annual objectives established for such year. This information is discussed with the Participant, who is given an opportunity to provide additional information or evidence of completion. The superior submits his/her evaluation of performance against objectives and assessment of overall performance to the next level of management and the Compensation Committee.

F.	Recommended Bonus Awards

Based on the year end results reported in E. above, bonus award recommendations are made to the Compensation Committee by the Executive Officer to whom the eligible Participant reports. In the absence of the appropriate officer to recommend a bonus award, the Compensation Committee can act.

G.	Reserved Authority of the Compensation Committee

The Compensation Committee shall have final authority to approve or change any recommended individual bonuses. It may, at its sole discretion, reduce, eliminate or increase such recommended bonuses, regardless of anything contained in this Plan.

H.	New Hires/Promotion

An individual who is hired/promoted into a position that is eligible to participate in the Plan may be granted a bonus award in the year of entry in such an amount as may be deemed appropriate by the Compensation Committee.

I.	Transfers

A Participant who transfers from one operation to another during the Plan year will have his/her performance goals modified to reflect the time spent working in each operation.

J.	No Guarantee

Participation in the Plan provides no guarantee that a bonus under the Plan will be awarded or paid.

K.	Withholding of Taxes

The Company shall have the right to withhold the amount of taxes which, in the sole determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

L.	No Prior Right or Offer

Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan. No award to any such Participant in any Plan Period shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent fiscal year.

M.	No Continued Employment

Neither the establishment of the Plan or the grant of an award thereunder shall be deemed to constitute an express or implied contract of employment on any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

N.	Not Part of Other Benefits

The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes and shall have no obligation to Participants except as expressly provided in the Plan.

V.	METHOD OF PAYMENT OF DISCRETIONARY BONUS AWARDS

A.	Bonus Not Counted As Compensation

Bonus payments shall be excluded from the computation of other parts of the Participant’s personal benefit and compensation packages, such as, for example, that Participant’s retirement contributions and life insurance, except to the extent otherwise required by law.

B.	Normal Payout

Unless a Participant has elected to defer payment under C. below, all bonus payouts shall be paid in cash no later than January 31 following the fiscal year close.

C.	Deferral of Bonus Payments

1.	Election to Defer — Participants who are members of a select group of management and highly compensated employees, as determined by the Chief Executive Officer, may elect to defer all or part of any bonus, provided the amount deferred is a minimum of $15,000 (fifteen thousand dollars). Bonuses for services performed during a taxable year (within the meaning of Code Section 409A) may be deferred at the Participant’s election only if the election to defer such bonus is made in writing not later than the close of the preceding taxable year, or for a newly eligible Participant, within the first thirty (30) days of his or her Plan participation. Such election shall be irrevocable. Amounts deferred will be credited to a “Deferred Bonus Account,” which will be a bookkeeping account established in the Participant’s name. The Company makes no representation about the tax consequences to Participants as a result of making a deferral election hereunder. Each Participant is advised to seek their own personal tax advice.

2.	Interest Rate — Deferred bonus awards shall increase in value during the years prior to distribution at a rate to be established at the discretion of the Compensation Committee. Such increase in value shall be credited to the Participant’s Deferred Bonus Account as of the end of each quarter and shall thereafter become part of that Participant’s Deferred Bonus Account.

3.	Distribution from Deferred Bonus Accounts — Bonuses deferred under this section shall be distributed in a lump sum cash payment within 30 days of the earliest of the Participant’s separation from service (as defined under Code Section 409A) with the Company, Disability, death or a Change in Control of the Company. Notwithstanding the forgoing, a distribution with respect to any Specified Employee may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service with the Company (or, if earlier, the date of death of the Specified Employee).

a)	“Specified Employee” means a key employee of the Company as defined in Code Section 416(i) without regard to paragraph (5) thereof.

b)	“Disability” shall mean Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

c)	A “Change in Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each within the meaning as provided under Code Section 409A. The Company may not accelerate the time or schedule of any payment deferred under this Plan.

4.	Assignment — Bonuses awarded to a Participant may not be assigned, transferred, or pledged by the Participant either voluntarily or involuntarily. The Participant may, however, submit a written designation of beneficiary of the Deferred Bonus Account to the Director — Human Resources of the Company at any time. In the absence of a properly designated beneficiary, payment shall be made to the Participant’s estate.

5.	Compliance with Code Section 409A — This Section V.C. is intended to satisfy the requirements for the deferral of compensation under Code Section 409A and any Treasury Regulations or other IRS guidance promulgated thereunder (the “409A Requirements”). All terms used in this Section V.C. shall be interpreted to the maximum extent possible to satisfy the 409A Requirements. Notwithstanding anything herein to the contrary, this Section V.C. shall be amended to add or remove any provision that is necessary to comply with the 409A Requirements.

VI.	AWARDS TO 162(m) GROUP PARTICIPANTS

Notwithstanding anything herein to the contrary, the Chief Executive Officer and any other Participant that the Compensation Committee determines is a potential Covered Employee (a “162(m) Group Participant”) shall only be granted awards under this Plan in accordance with this Section VI. This section of the Plan shall be effective for awards granted in fiscal years ending on or after July 1, 2005.

A.	Definitions. The following terms used in this Section VI. shall have the following meaning:

1.	“Award Formula” means one or more objective formulas or standards, as defined in Code Section 162(m), established by the Compensation Committee for purposes of determining the amount of an award with respect to a Performance Goal. An Award Formula based upon a percentage of a 162(m) Group Participant’s base pay shall use the 162(m) Group Participant’s base pay as of the date the Performance Goal is established. Award Formulas may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

2.	“Covered Employee” shall have the meaning provided in Code Section 162(m).

3.	“Establishment Period” means, with respect to a Performance Period applicable to any Performance Grant under the Plan, the period commencing on or before the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

4.	“Performance Goal” means the target, goal or level of performance established by the Compensation Committee with respect to a Performance Measure for a Performance Period. The outcome of a Performance Goal shall be substantially uncertain when established by the Compensation Committee. Performance Goals shall be adjusted automatically, without discretion by the Compensation Committee, in the event of a stock dividend or stock split. Performance Goals may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

5.	“Performance Grant” means the grant to a 162(m) Group Participant of an opportunity to participate in a particular Performance Goal with respect to a particular Performance Period.

6.	“Performance Measure” means one or more of the following selected by the Compensation Committee to measure Company performance for a Performance Period: basic or diluted earnings per share, total shareholder return, operating income, cash flow, gross profit, gross profit return on investment, earnings before interest, taxes and depreciation, net income, net income before taxes, return on equity, return on average total capital employed, return on net assets, return on net assets employed before interest and taxes, Return and Growth Matrix, Cross-business partnerships (networking), new product innovation, and people development/organization capacity. Where applicable, Performance Measures are determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

7.	“Performance Period” means one or more periods of time, as the Compensation Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to payment of an award.

B.	Award Schedules. For each Performance Period with respect to which an award may be earned by a 162(m) Group Participant under the Plan, prior to the expiration of the Establishment Period, the Compensation Committee shall establish the Performance Grants in writing for such Performance Period by preparing an Award Schedule for each 162(m) Group Participant that is to receive a grant under this Section VI. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), Award Formula(s), and such other information as the Compensation Committee may determine. Once established for a Performance Period, such items shall not be amended or otherwise modified. Award Schedules may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant.

C.	Certification of Awards. A 162(m) Group Participant shall be eligible to receive payment of an award only when the Performance Goal(s) are achieved and the Compensation Committee determines, pursuant to the Award Formula, that all or some portion of such 162(m) Group Participant’s award has been earned for the Performance Period. As soon as administratively feasible after the close of each Performance Period, the Compensation Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the award earned by each 162(m) Group Participant for such Performance Period based upon such 162(m) Group Participant’s Award Formula. The Compensation Committee shall then determine the actual amount of the award to be paid to each 162(m) Group Participant and, in so doing, may use discretion to decrease, but not increase, the amount of the award otherwise payable to the 162(m) Group Participant based upon such performance. The maximum award payable to any 162(m) Group Participant with respect to each fiscal year of the Company (or portion thereof) contained within a Performance Period shall be $850,000.

D.	Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as administratively feasible after the amount thereof has been determined and certified in accordance with Section VI.C.

E.	Code Section 162(m). It is the intent of the Company that awards made under this Section VI. satisfy the applicable requirements of “performance-based compensation” under Internal Revenue Code (“Code”) Section 162(m) so that the Company’s tax deduction for remuneration in respect of this Plan for services performed by 162(m) Group Participants who are or may be covered employees (as defined in Code Section 162(m)) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan or if any award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such covered employees.

F.	Coordination with Other Provisions of the Plan. Sections III., IV.A. through IV.I., V.B., and VII. shall be inapplicable to awards granted under this Section VI. All other provisions of the Plan shall apply to awards granted under this Section VI. except that this Section VI. may not be modified or amended under Section XI. without the consent of the Compensation Committee.

G.	Effective Date of this Section VI. The Company shall not make any payments pursuant to awards granted under this Section VI. until the Plan is approved by the Company’s shareholders in a manner that satisfies the requirements of Code Section 162(m). Any Performance Grant issued prior to receiving shareholder approval is contingent upon approval of the Plan by the Company’s shareholders. If the Plan is not approved by the shareholders by the 31st day of October, 2005, this Section VI. of the Plan becomes ineffective, null and void as of the date of it was adopted by the Company, and all Performance Grants under this Section VI. shall immediately terminate.

VII.	CLAIMS PROCEDURES

If for any reason a claim for benefits under this Plan is denied by the Compensation Committee, the Compensation Committee shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of the Plan on which the denial is based, such other data as may be pertinent, and information on the procedures to be followed by the claimant in obtaining a review of this claim, all written in a manner calculated to be understood by the claimant. For this purpose, the claimant’s claim shall be deemed filed when presented in writing to the Compensation Committee, and the Compensation Committee’s explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed. The claimant shall have 60 days following his/her receipt of the denial of the claim to file with the Compensation Committee a written request for review of the denial. For such review, the claimant or his/her representative may submit pertinent documents and written issues and comments. The Compensation Committee shall decide the issue on review and furnish the claimant with a copy of such decision within 60 days of receipt of the claimant’s request for review of his/her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

VIII.	GOVERNING LAW

Except to the extent preempted by the Employee Retirement Income Security Act of 1974 (ERISA), this Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to conflict of law principles thereof.

IX.	NO TRUST CREATED

Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Compensation Committee and any Participant, his/her designated beneficiary(ies), or any other person. Participants and the beneficiaries thereof have the status of general unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future. To the extent that any person acquires a right a receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. It is the intention of the parties that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA.

X.	OFFSET PERMITTED

Notwithstanding any provision of the Plan to the contrary, the Company shall have the right to reduce and offset any payment to which Participant or beneficiary is entitled hereunder by the amount of any debt or other amount owed to the Company by Participant at the time of such payment.

XI.	TERMINATION AND AMENDMENT

This Plan may be amended, modified, terminated or otherwise altered at any time and from time to time by the Compensation Committee, or the Board of Directors without written consent of any Participant or beneficiary.

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

JOHNSON OUTDOORS INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 26, 2005

THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JOHNSON OUTDOORS INC.

These are instructions to Mercer Human Resource Services as Trustee for the Johnson Outdoors Inc. Retirement and Savings Plan

(These instructions must be received by July 22, 2005)

The undersigned Participant in the Johnson Outdoors Inc. Retirement and Savings Plan hereby requests and instructs Mercer Human Resource Services, as Trustee, to vote or cause to be voted the amount of shares of Johnson Outdoors Inc. Class A common stock held by the undersigned Participant through the Plan as of the close of business on June 3, 2005 (the Record Date) at the Annual Meeting of shareholders of Johnson Outdoors Inc. to be held on July 26, 2005, at 10:00 a.m., local time, at the Golden Rondelle Theatre, located at 1525 Howe Street, Racine, Wisconsin, and at any postponement or adjournment thereof in accordance with the instructions on the reverse side of the instruction card.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4, and AGAINST Item 5.

These instructions when properly executed will ensure shares are voted in the manner directed herein by the undersigned Participant. The Trustee will keep your instructions confidential. Important—If voting instructions are not provided by the date indicated, your shares will be voted as “Abstentions”. With respect to any other matter that properly comes before the meeting, the Trustee is authorized to vote the shares held by the Plan as directed by Johnson Outdoors Inc.

The undersigned acknowledges receipt of the notice of said Annual Meeting and the accompanying proxy statement.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Johnson Outdoors Inc.

common stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-287-9638, on a touch-tone telephone. If outside the U.S. or Canada, call 1-610-993-0720. Please follow the simple instructions. OR

2. Vote by Internet—Access https://www.proxyvotenow.com/joik, and follow the simple instructions. Please note, you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If you vote by telephone or via the Internet, please do not mail your proxy card.

OR

3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Johnson Outdoors Inc., c/o Innisfree M&A Incorporated, FDR Station,

P.O. Box 5154, New York, NY 10150-5154.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

Please mark your votes as in this example using dark ink only.

1. ELECTION OF DIRECTORS

By Holders of Class A common stock

1. Terry E. London 2. John M. Fahey, Jr.

(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) above.)

2. Approval of the proposed amendment to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance under the plan from 600,000 to

1,000,000. FOR ALL WITHHOLD ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN

3. Approval of the proposed amendment to the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan to increase the number of shares of Class A common stock authorized for issuance under the plan from 210,000 to 270,000.

4. Approval of the proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.

5. Approval of the shareholder proposal to provide for cumulative voting of the Class A common stock.

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Date            , 2005

Signature

Signature (if jointly held)

Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

CLASS B COMMON STOCK

JOHNSON OUTDOORS INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class B common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Golden Rondelle Theatre, located at 1525 Howe Street, Racine, Wisconsin, on Tuesday, July 26, 2005, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4, and AGAINST Item 5.

P R OX Y

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1, FOR ITEMS 2, 3 AND 4, AND AGAINST ITEM 5.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Johnson Outdoors Inc. common stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-407-4406, on a touch-tone telephone. If outside the U.S. or Canada, call 1-610-560-1011. Please follow the simple instructions.

OR

2.	Vote by Internet—Access https://www.proxyvotenow.com/joib, and follow the simple instructions. Please note, you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If you vote by telephone or via the Internet, please do not mail your proxy card.

OR

3.

Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Johnson Outdoors Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

Please mark your votes as in this example using dark ink only.

JOHNSON OUTDOORS INC. 2005 ANNUAL MEETING

1.ELECTION OF DIRECTORS

By Holders of Class B common stock

1. Helen P. Johnson-Leipold 3. Thomas F. Pyle, Jr.

2. Gregory E. Lawton 4. W. Lee McCollum

(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) above.)

2.Approval of the proposed amendment to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance under the plan from 600,000 to 1,000,000.

FOR WITHHOLD FOR ALL ALL ALL EXCEPT

FOR AGAINST ABSTAIN

3.Approval of the proposed amendment to the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan to increase the number of shares of Class A common stock authorized for issuance under the plan from 210,000 to 270,000.

4.Approval of the proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.

5.Approval of the shareholder proposal to provide for cumulative voting of the Class A common stock.

6.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Date , 2005

Signature

Signature (if jointly held)

Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

CLASS A COMMON STOCK

JOHNSON OUTDOORS INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JOHNSON OUTDOORS INC.

PROXY

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class A common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Golden Rondelle Theatre, located at 1525 Howe Street, Racine, Wisconsin, on Tuesday, July 26, 2005, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4, and AGAINST Item 5. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1, FOR ITEMS 2, 3 AND 4, AND AGAINST ITEM

5. The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Johnson Outdoors Inc. common stock for the upcoming Annual Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-242-2690, on a touch-tone telephone. If outside the U.S. or Canada, call 1-610-993-0190. Please follow the simple instructions. OR

2. Vote by Internet—Access https://www.proxyvotenow.com/joi, and follow the simple instructions. Please note, you must type an “s” after http. You may vote by telephone or Internet 24 hours a day 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If you vote by telephone or via the Internet, please do not mail your proxy card. OR

3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Johnson Outdoors Inc., c/o Innisfree M&A Incorporated, FDR Station,

P.O. Box 5154, New York, NY 10150-5154. TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Please mark your votes as in this example using dark ink only.

JOHNSON OUTDOORS INC. 2005 ANNUAL MEETING

1. ELECTION OF DIRECTORS By Holders of Class A common stock

1. Terry E. London 2. John M. Fahey, Jr. (Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) above.)

2. Approval of the proposed amendment to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan to increase the number of shares of Class A common stock authorized for issuance under the plan from 600,000 to 1,000,000.

FOR ALL WITHHOLD ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN

3. Approval of the proposed amendment to the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan to increase the number of shares of Class A common stock authorized for issuance under the plan from 210,000 to 270,000.

4. Approval of the proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.

5. Approval of the shareholder proposal to provide for cumulative voting of the Class A common stock.

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Date    , 2005

Signature

Signature (if jointly held)

Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE